CONFORMED COPY





                                CREDIT AGREEMENT


                                   dated as of


                                 August 25, 1999


                                      among


                                ETHAN ALLEN INC.,
                                  as Borrower,


                           ETHAN ALLEN INTERIORS INC.,


                            The Lenders Party Hereto,


                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent,


                                FLEET BANK, N.A.,
                           as Co-Documentation Agent,


                                       and


                              WACHOVIA BANK, N.A.,
                            as Co-Documentation Agent

                           ---------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger


===============================================================================
                                              [CS&M Reference Number: 6700-868]

                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Defined Terms..................................................1
SECTION 1.02.  Terms Generally...............................................11


                                                ARTICLE II

                                                THE CREDITS

SECTION 2.01.  Commitments...................................................11
SECTION 2.02.  Loans.........................................................11
SECTION 2.03.  Borrowing Procedure; Interest Rate Elections..................12
SECTION 2.04.  Evidence of Debt; Repayment of Loans..........................13
SECTION 2.05.  Fees..........................................................14
SECTION 2.06.  Interest on Loans.............................................14
SECTION 2.07.  Default Interest..............................................15
SECTION 2.08.  Alternate Rate of Interest....................................15
SECTION 2.09.  Termination and Reduction of Commitments......................15
SECTION 2.10.  Prepayment....................................................15
SECTION 2.11.  Reserve Requirements; Change in Circumstances.................16
SECTION 2.12.  Change in Legality............................................17
SECTION 2.13.  Indemnity.....................................................17
SECTION 2.14.  Pro Rata Treatment............................................17
SECTION 2.15.  Sharing of Setoffs............................................18
SECTION 2.16.  Payments......................................................18
SECTION 2.17.  Taxes.........................................................18
SECTION 2.18.  Assignment of Commitments Under Certain Circumstances.........20
SECTION 2.19.  Swingline Loans...............................................22
SECTION 2.20.  Letters of Credit.............................................22


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Powers..........................................25
SECTION 3.02.  Authorization.................................................25
SECTION 3.03.  Enforceability................................................25
SECTION 3.04.  Governmental Approvals........................................25
SECTION 3.05.  Financial Statements..........................................25
SECTION 3.06.  No Material Adverse Change....................................26
SECTION 3.07.  Title to Properties; Possession Under Leases..................26
SECTION 3.08.  Subsidiaries..................................................26
SECTION 3.09.  Litigation; Compliance with Laws..............................25
SECTION 3.10.  Agreements....................................................26
SECTION 3.11.  Federal Reserve Regulations...................................26
SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act....27
SECTION 3.13.  Use of Proceeds...............................................27
SECTION 3.14.  Tax Returns...................................................27
SECTION 3.15.  No Material Misstatements.....................................27
SECTION 3.16.  Employee Benefit Plans........................................27
SECTION 3.17.  Environmental Matters.........................................27
SECTION 3.18.  Insurance.....................................................28
SECTION 3.19.  Labor Matters.................................................28
SECTION 3.20.  Patents, Trademarks, etc......................................28
SECTION 3.21.  Year 2000.....................................................28

                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01.  All Credit Events.............................................28
SECTION 4.02.  Effectiveness.................................................29


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01.  Existence; Businesses and Properties..........................30
SECTION 5.02.  Insurance.....................................................30
SECTION 5.03.  Obligations and Taxes.........................................30
SECTION 5.04.  Financial Statements, Reports, etc............................30
SECTION 5.05.  Litigation and Other Notices..................................31
SECTION 5.06.  Employee Benefits.............................................32
SECTION 5.07.  Maintaining Records; Access to Properties and Inspections.....32
SECTION 5.08.  Use of Proceeds...............................................32
SECTION 5.09.  Further Assurances............................................32
SECTION 5.10.  Environmental Matters.........................................32


                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.  Indebtedness..................................................33
SECTION 6.02.  Liens.........................................................33
SECTION 6.03.  Certain Acquisitions..........................................34
SECTION 6.04.  Mergers, Consolidations and Sales of Assets...................34
SECTION 6.05.  Business of Holdings, Borrower and Subsidiaries...............35
SECTION 6.06.  Consolidated Net Worth........................................35
SECTION 6.07.  Consolidated Fixed Charge Coverage Ratio......................35
SECTION 6.08.  Leverage Ratio................................................35
SECTION 6.09.  Restrictive Agreements........................................35


                                   ARTICLE VII

                                EVENTS OF DEFAULT



                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT



                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01.  Notices.......................................................40
SECTION 9.02.  Survival of Agreement.........................................40
SECTION 9.03.  Binding Effect................................................40
SECTION 9.04.  Successors and Assigns........................................40
SECTION 9.05.  Expenses; Indemnity...........................................43
SECTION 9.06.  Right of Setoff...............................................43
SECTION 9.07.  APPLICABLE LAW................................................44

SECTION 9.08.  Waivers; Amendment............................................44
SECTION 9.09.  Interest Rate Limitation......................................44
SECTION 9.10.  Entire Agreement..............................................44
SECTION 9.11.  WAIVER OF JURY TRIAL..........................................44
SECTION 9.12.  Severability..................................................45
SECTION 9.13.  Counterparts..................................................45
SECTION 9.14.  Headings......................................................45
SECTION 9.15.  Jurisdiction; Consent to Service of Process...................45
SECTION 9.16.  Confidentiality...............................................45
SECTION 9.17.  Defaulting Lender.............................................46


SCHEDULES:

Schedule 2.01 --  Commitments
Schedule 3.08 --  Excluded  Subsidiaries
Schedule 3.09 --  Litigation
Schedule 3.17 --  Environmental Matters
Schedule 3.18 --  Insurance
Schedule 6.02 --  Existing Liens
Schedule 6.09 --  Existing Restrictions


EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Opinion of Roxanne Khazarian, Esq.
Exhibit C -- Form of Guarantee Agreement
Exhibit D -- Form of Indemnity, Subrogation and Contribution Agreement

                                    CREDIT  AGREEMENT  dated  as of  August  25,
                           1999, among ETHAN ALLEN INC., a Delaware corporation (the "Borrower"), ETHAN ALLEN INTERIORS INC., a Delaware corporation ("Holdings"), the financial institutions from time to time parties hereto (together with the Swingline Lender (as defined below), the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as swingline lender (in such capacity, the "Swingline Lender"), and as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and FLEET BANK, N.A., a national banking association, and WACHOVIA BANK, N.A., a national banking association, as co-documentation agents (in such capacity, the "Co-Documentation Agents") for the Lenders.


                  The parties hereto agree as follows:


ARTICLE I.  DEFINITIONS


               SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

               "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

               "ABR Loan" shall mean any Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II.

               "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

               "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

               "Administrative  Questionnaire"  shall  mean  an   Administrative
Questionnaire in the form of Exhibit A.

               "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

               "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

               "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

               "Applicable Fixed Charge Coverage Ratio" shall mean, at any time, the Consolidated Fixed Charge Coverage Ratio for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.04.

               "Applicable Percentage" shall mean, with respect to any Eurodollar Loan or ABR Loan, or with respect to the Commitment Fees or L/C Participation Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread" or "ABR Spread" or "Commitment Fee" or "L/C Participation Fee", as the case may be, based upon the Borrower's senior, unsecured, noncredit enhanced debt ratings by Moody's and S&P, respectively, applicable on such date:


                            Eurodollar        ABR        Commitment    L/C Participation
    Index Debt Ratings:       Spread        Spread           Fee              Fee
    -------------------       ------        ------       ----------    -----------------

        Category 1
        ----------

      A-/A3 or better         0.500%        0.000%         0.125%            0.500%

        Category 2
        ----------
         BBB+/Baa1            0.625%        0.000%         0.150%            0.625%

        Category 3
        ----------
         BBB/Baa2             0.750%        0.000%         0.175%            0.750%

        Category 4
        ----------
         BBB-/Baa3             1.00%        0.000%         0.200%            1.00%

        Category 5
        ----------
      Below BBB-/Baa3          1.25%        0.250%         0.250%            1.25%



               For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Borrower's senior, unsecured, noncredit enhanced debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Borrower's senior, unsecured, noncredit enhanced debt shall fall within different Categories, the Applicable Percentage shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Percentage shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Borrower's senior, unsecured, noncredit enhanced debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation.

               "Assessment Rate" shall mean for any date the annual rate (rounded, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices.

               "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

               "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by the United States or any agency or instrumentality thereof, (b) certificates of deposit, banker's acceptances and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case of any commercial bank having a long-term unsecured debt rating of at least "A" by S&P or "A2" by Moody's, (c) repurchase obligations with a term of not more than twelve days for underlying securities of the types described in clauses (a) and
(b) above entered into with any of the Lenders and (d) commercial paper of a domestic issuer with maturities of one year or less rated at least A-1 by S&P or P-1 by Moody's; (e) commercial paper of any bank or other financial institution meeting the qualifications in clause (b) above; and (f) investments in money market funds, substantially all assets of which comprise securities of the types described in clauses (a) through (e) above.

                  A "Change in Control" shall be deemed to have occurred if (a) Holdings shall cease to own 100% of the capital stock of the Borrower, (b) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; (c) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time have been occupied by persons who were neither (i) nominated by the board of directors of Holdings, nor (ii) appointed by directors so nominated; or (d) any person or group shall otherwise directly or indirectly Control Holdings.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Swingline Commitment and, with respect to the Issuing Bank, its L/C Commitment.

                  "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

                  "Consolidated Capital Expenditures" shall mean, for any period, the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower and its consolidated Subsidiaries during such period that, in conformity with GAAP, should be included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries; provided that "Consolidated Capital Expenditures" shall not include (i) any of the foregoing expenditures to the extent made with the proceeds from property or casualty insurance or compensation with respect to eminent domain or condem nation proceedings or (ii) any of the foregoing expenditures to the extent constituting an acquisition made in reliance upon clause (b) of Section 6.04; plus (b) the aggregate of all payments of Capital Lease Obligations during such period (except to the extent allocable to interest).

                  "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, before giving effect to any extraordinary gains or losses or any gains or losses resulting from sales of assets (other than sales of inventory in the ordinary course of business), plus, to the extent deducted in computing such Consolidated Net Income, the sum of (a) income tax expense (whether paid or deferred), (b) Consolidated Interest Expense, (c) depreciation and amortization and (d) any non-cash charges resulting from any restructuring or consolidation of operations or any grant, exercise or cancellation of stock options or warrants.

                  "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (a) the sum of (i) Consolidated EBITDA plus (ii) Rental Expense minus (iii) Consolidated Capital Expenditures to (b) the sum of (i) Consolidated Interest Expense plus (ii) Rental Expense, in each case for such period.

                  "Consolidated Interest Expense" shall mean, for any period, the gross consolidated interest expense of the Borrower for such period determined on a consolidated basis in accordance with GAAP, and including, to the extent not otherwise included, Capital Lease Obligations (to the extent allocable to interest) and all commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptances and the net costs (i.e. costs minus benefits) under interest rate protection agreements and other interest hedging arrangements, but excluding amortization of deferred financing costs to the extent otherwise included.

                  "Consolidated Net Income" shall mean, for any period, the consolidated net income or loss of the Borrower for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth" shall mean, as of any date of determination, the consolidated stockholders' equity of the Borrower determined on a consolidated basis in accordance with GAAP less the amount of any Indebtedness of Holdings to the Borrower included as an asset of the Borrower in determining such consolidated stockholders' equity.

                  "Consolidated Total Assets" shall mean, as of any date of determination, the total assets which would properly be classified as consolidated assets of the Borrower and its Subsidiaries at such date in accordance with GAAP.

                  "Consolidated Total Debt" shall mean, as of any date of determination, all Indebtedness (excluding (a) Guarantees of Indebtedness, to the extent the Guaranteed Indebtedness is already included, (b) Indebtedness of the type described in clause (i) of the definition of the term Indebtedness and
(c) to the extent such Indebtedness is contingent in nature, Indebtedness of the type described in clause (j) of the definition of the term Indebtedness) of the Borrower and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Credit Event" shall have the meaning assigned to such term in
Section 4.01.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.08).

                  "Environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or nonaccidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transpor tation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Law" means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and
Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651 et seq., the Emergency Planning and Community Right- to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

                  "Environmental    Permit"   means   any   permit,    approval,
authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environ mental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VII.

                  "Excluded Subsidiary" shall mean, at any time, any Subsidiary of the Borrower identified on Schedule 3.08 as an "Excluded Subsidiary" and that has not ceased to be an "Excluded Subsidiary" as provided below; provided that such Subsidiary (a) does not own assets or properties that, together with the assets and properties owned by all other Subsidiaries that are treated as "Excluded Subsidiaries", have a fair market value, in the aggregate, in excess of $5,000,000, (b) did not, during the period of four consecutive fiscal quarters of the Borrower ended on the most recent date for which quarterly or annual financial statements of Holdings are available, have revenues that, together with the revenues of all other Subsidiaries that are treated as "Excluded Subsidiaries", accounted for more than 3% of the consolidated revenues of the Borrower and its Subsidiaries during such period, and (c) does not have any Indebtedness or any other material liabilities. At any time the Borrower may, and shall if one or more Excluded Subsidiaries fail to satisfy one or more of the conditions described in clauses (a) through (d) above, notify the Administrative Agent that one or more Excluded Subsidiaries shall cease to constitute an "Excluded Subsidiary", whereupon such Subsidiary or Subsidiaries shall cease to constitute an "Excluded Subsidiary" for all purposes hereof. The Borrower may not designate any Subsidiary that is not an Excluded Subsidiary as an Excluded Subsidiary.

                  "Existing Credit Agreement" means the Amended and Restated Credit Agreement dated as of March 10, 1995, as amended and restated as of December 4, 1996, among the Borrower, Holdings, the financial institutions from time to time parties thereto and The Chase Manhattan Bank, as administrative agent.

                  "Existing Letters of Credit" means any Letters of Credit that remain outstanding under the Existing Credit Agreement on the Effective Date.

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation, and the Assistant Treasurer and Assistant Controller for the purpose of giving notice pursuant to Sections 2.03, 2.10, 2.19 and 2.20.

                  "Foreign Subsidiary" shall mean any Subsidiary organized outside of the United States.

                  "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

                  "Governmental  Authority" shall mean any Federal, state, local
or  foreign  court  or  governmental  agency,   authority,   instrumentality  or
regulatory body.

                  "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee  Agreement  " shall mean the  Guarantee  Agreement,
substantially   in  the  form  of  Exhibit  C,  among  the  Guarantors  and  the
Administrative Agent.

                  "Guarantors"   shall   mean   Holdings   and  the   Subsidiary
Guarantors.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Indebtedness" of any person shall mean, without  duplication,
(a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary or customary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Rate Protection Agreements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

                  "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiary Guarantors and the Administrative Agent.

                  "Information   Memorandum"   shall   mean   the   confidential
information memorandum, dated as of July 1999, prepared by the Borrower and distributed by the Administrative Agent to the Lenders.

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, any date on which such Loan shall be changed to a different Type.

                  "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or (if available, as determined by the Administrative Agent and the Lenders) 9 or 12 months thereafter, as the Borrower may elect and
(b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date and (iii) the date such Borrowing is prepaid in accordance with Section 2.10(b); provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Issuing Bank" shall mean, as the context may require, (a) The Chase Manhattan Bank or (b) any other Lender that may become an Issuing Bank pursuant to Section 2.20(i) or 2.20(k), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.05(c).

                  "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.20.

                  "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

                  "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate principal amount of all L/C Disburse ments that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

                  "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.05(c).

                  "Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.20.

                  "Leverage Ratio" shall mean, on any date, the ratio of (a) Consolidated Total Debt to (b) the sum of (i) Consolidated Total Debt and (ii) Consolidated Net Worth, in each case as of such date.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing, the rate (rounded, if necessary, to the next 1/16 of 1%) at which Dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" shall mean this Agreement, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Notes, if any.

                  "Loan Parties" shall mean the Borrower and the Guarantors.

                  "Loans"  shall  mean  the  Revolving Loans and  the  Swingline
Loans.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of Holdings, or the Borrower, or the Borrower and the Subsidiaries taken as a whole, (b) material impairment of the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

                  "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Non Wholly Owned Subsidiary" shall mean a Subsidiary that is not a Wholly Owned Subsidiary.

                  "Note"  shall  mean  a  promissory   note  of  the   Borrower,
substantially in the form of Exhibit D.

                  "Obligations"   shall   mean  all   obligations   defined   as
"Obligations" in the Guarantee Agreement.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Person"   or  "person"   shall  mean  any   natural   person,
corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Borrower or any ERISA Affiliate.

                  "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                  "Rate Protection Agreements" shall mean interest rate protection agreements, foreign currency exchange agreements, commodity price protection agreements and other interest or currency exchange rate or commodity price hedging arrangements.

                  "Register" shall have the meaning given such term in Section 9.04(d).

                  "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

                  "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to,
(i) or (ii) above.

                  "Rental Expense" shall mean, for any period, all payment obligations of Borrower and its consolidated Subsidiaries accrued during such period under agreements for rent, lease, hire or use of any real or personal property, including obligations in the nature of operating leases but excluding Capital Lease Obligations.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  "Required Lenders" shall mean, at any time, Lenders having Revolving Credit Exposure and unused Revolving Credit Commitments representing in excess of 50% of the sum of the Aggregate Revolving Credit Exposure and unused Revolving Credit Commitments at such time.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

                  "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be reduced from time to time pursuant to Section 2.09 and pursuant to assignments by such Lender pursuant to Section 9.04.

                  "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Credit Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

                  "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

                  "Revolving Credit Maturity Date" shall mean August 25, 2004.

                  "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

                  "S&P" shall mean Standard & Poor's Ratings Group and its successors.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other Funding Office making or holding a Loan) is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary"  shall mean,  with respect to any person  (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" shall mean any subsidiary of the Borrower.

                  "Subsidiary Guarantor" shall mean each Subsidiary that is not a Foreign Subsidiary or an Excluded Subsidiary.

                  "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.19, as the same may be reduced from time to time pursuant to Section 2.09.

                  "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

                  "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.19.

                  "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

                  "Transactions" shall have the meaning assigned to such term in
Section 3.02.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Wholly Owned Subsidiary" shall mean a Subsidiary of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity, including 100% of the ordinary voting power, are, at the time any determination is being made, owned by the Borrower, either directly or indirectly through other Subsidiaries that satisfy the requirements of this definition.

                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05.


ARTICLE II.  THE CREDITS

                  SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstan ding that will not result in (i) such Lender's Revolving Credit Exposure exceeding (ii) such Lender's Revolving Credit Commitment.

                  Within the limits set forth in the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the Effective Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

                  SECTION 2.02. Loans. (a) Each Loan (other than a Swingline Loan, as to which this Section 2.02 shall not apply) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is (i) not less than $500,000 and is an integral multiple of $100,000, in the case of an ABR Borrowing, (ii) not less than $500,000 and is an integral multiple of $500,000, in the case of a Eurodollar Borrowing, or (iii) equal to the remaining available balance of the Revolving Credit Commitments.

                  (b) Subject to Sections 2.08 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in more than 20 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account with the Administrative Agent designated by the Borrower in the applicable Borrowing Request, which account must be in the name of the Borrower or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made avail able to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. Nothing in this paragraph shall be construed to relieve any Lender of its obligation to make Loans hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

                  (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

                  (f) If the Issuing Bank shall not have received from the Borrower any payment required to be made under Section 2.20(e) by the time such payment is required to be made, then, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.20(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, the applicable rate per annum under Section 2.20(h), without duplication and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate. If (i) the Revolving Credit Lenders make the payments required pursuant to this paragraph (f) in respect of any L/C Disbursement, (ii) the Borrower notifies the Administrative Agent in accordance with Section 2.20(e) that all or any portion of such payments should be financed with ABR Loans, specifying the amount thereof to be so financed, (iii) the amount so specified is not less than $500,000 and is an integral multiple of $100,000, and
(iv) the conditions to Borrowing set forth in Section 4.01 are satisfied at the time, then the amount of such payments so specified shall constitute ABR Loans made on the date such payments were made for all purposes hereof and the Administrative Agent shall promptly advise the Lenders thereof.

                  (g) Any Borrowing made on the Effective Date shall be made as an ABR Borrowing.

                  SECTION 2.03.  Borrowing  Procedure;  Interest Rate Elections.
(a) In order to request a Borrowing (other than a Swingline Loan, as to which this Section 2.03 shall not apply), the Borrower shall give to the Administrative Agent telephonic notice of the contents of its Borrowing Request (promptly confirmed by hand delivery or telecopy notice to the Administrative Agent of a duly completed Borrowing Request substantially in the form of Exhibit
C) (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Effective Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable, signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a

Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however,that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof) and of each Lender's portion of the requested Borrowing.

                  (b) The Revolving Loans included in any Revolving Credit Borrowing shall initially be of the Type and have the Interest Period determined as provided in paragraph (a) above. Thereafter, the Borrower may from time to time elect to change or continue the Type of all or a portion of the Loans included in such Borrowing, as follows:

                  (i) if such Loans are ABR Loans, the Borrower may elect to change such Loans to Eurodollar Loans; or

                  (ii) if such Loans are Eurodollar Loans, the Borrower may elect to change such Loans to ABR Loans or to continue such Loans as Eurodollar Loans for an additional Interest Period.

Each such election shall be made by delivering a notice to the Administrative Agent at the time and in the manner applicable to a Borrowing Request under paragraph (a) above, and specifying the information required to be specified in such a Borrowing Request, and the contents thereof shall be communicated by the Administrative Agent to the Lenders, in each case as though the Loans resulting from such election were being advanced as a Borrowing on the date such election is to become effective. In any event (i) the Borrower may not elect to change or continue any Eurodollar Loans except pursuant to an election that is effective on the last day of the Interest Period applicable thereto, (ii) each Borrowing resulting from any such election (including each separate Borrowing resulting from an election that applies to a portion of the Loans included in a Borrowing) shall comply with the requirements set forth in Section 2.02, and (iii) if any election applies to a portion of the Loans included in a Borrowing, such portion shall be allocated ratably among the Loans included in such Borrowing. If the Borrower shall not have delivered a notice in accordance with this paragraph prior to 11:00 a.m., New York City time, three Business Days before the last day of the Interest Period then in effect for any Borrowing, then, except to the extent that the Borrower is required to repay or elects to prepay such Borrowing in accordance with Section 2.04 or 2.10, the Loans included in such Borrowing shall be converted into or continued as ABR Loans on the last day of such Interest Period then if effect.

                  SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The outstanding principal balance of each Revolving Loan and Swingline Loan shall be payable on the Revolving Credit Maturity Date. Each Loan shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded, absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                  (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a Note payable to such Lender and its registered assigns, the interests represented by that Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

                  SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the Effective Date or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commit ment Fee due to each Lender shall commence to accrue on the Effective Date and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.14 as a result of outstanding Swingline Loans.

                  (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees separately agreed to between the Borrower and the Administrative Agent at the time so agreed to be payable (the "Administrative Agent Fees").

                  (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") equal to the Applicable Percentage per annum on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Effective Date or ending with the later of the date on which the Revolving Credit Commitment of such Lender shall be terminated and the date on which such Lender ceases to have any L/C Exposure) and (ii) to the Issuing Bank with respect to each Letter of Credit, on the last day of March, June, September and December in each year and on the date on which the L/C Commitment of such Issuing Bank shall be terminated as provided herein, a fee equal to 0.125% per annum (or such other rate as the Borrower and such Issuing Bank may agree) on the aggregate face amount of such Letter of Credit during the preceding quarter (or shorter period commencing with the date of issuance of such Letter of Credit or ending with the expiration or termination such Letter of Credit) plus, in connection with the issuance, amendment, extension, renewal or transfer of any Letter of Credit or any L/C Disbursement, the Issuing Bank's customary documentary and processing charges (collectively, the "Issuing Bank Fees"), provided, in each case, that any fees accruing after the Revolving Credit Maturity Date shall be payable on demand. All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (d) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the fees shall be refundable under any circumstances.

                  SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.

                  (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage.

                  (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or

Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.


                  SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judg ment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the sum of the Alternate Base Rate plus the Applicable Percentage plus 2.00%.

                  SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amount of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.09.  Termination and Reduction of  Commitments.  (a)
The  Revolving  Credit  Commitments  and  the  Swingline   Commitment  shall  be
automatically terminated on the Revolving Credit Maturity Date.

                  (b) Upon at least three Business Days' prior irrevocable telephonic notice (promptly confirmed by hand delivery or telecopy notice) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $1,000,000 and (ii) the Total Revolving Credit Commitment shall not be terminated at any time that there is any Revolving Credit Exposure, nor reduced to an amount that is less than the sum of the Aggregate Revolving Credit Exposure at the time.

                  (c) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

                  SECTION 2.10. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon prior telephonic notice (promptly confirmed by hand delivery or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time, on the date three Business Days prior to the prepayment date, in the case of a Eurodollar Borrowing, or one Business Day prior to the prepayment date, in the case of an ABR Borrowing; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $100,000 and not less than $500,000.

                  (b) In the event of any termination of the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) in an amount sufficient to eliminate such excess.

                  (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section 2.13 but without premium or penalty. All prepayments of Loans (other than ABR Loans prepaid pursuant to paragraph (a) of this Section 2.10) under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                  SECTION 2.11. Reserve  Requirements;  Change in Circumstances.
(a) If after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein, or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participation in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered. Any Lender or Issuing Bank may utilize reasonable averaging and attribution methods in determining any amount or amounts under this paragraph.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower, shall set forth in reasonable detail the circumstances giving rise to such certificate and the basis for calculation of the amount or amounts for which compensation is required, shall constitute rebuttable presumptive evidence of such amount or amounts and, if not rebutted within five Business Days, shall be conclusive and binding. The Borrower shall pay each Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition which shall have occurred or been imposed.

                  (e) Each Lender or Issuing Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge that will entitle such Lender or Issuing Bank to compensation pursuant to this Section (any such event, a "Compensation Event"). No Lender or Issuing Bank shall be entitled to compensation pursuant to this Section in respect of any Compensation Event for any period of time in excess of 365 days prior to such notice; provided that, if a Compensation Event by its terms is retroactive, such 365-day period shall be increased by the duration of the retroactive effect of such Compensation Event.

                  SECTION 2.12. Change in Legality. (a) Notwithstanding any other provision herein, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Gov ernmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon such Lender will not make any further Eurodollar Loans and any request for a Eurodollar Borrowing, shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (or, if a Loan to the Borrower cannot be made for the reasons specified above, such request shall be deemed to have been withdrawn); and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically con verted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.12, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  SECTION 2.13. Indemnity. The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Loan prior to the end of the Interest Period in effect therefor or (ii) any Eurodollar Loan to be made, continued or converted by such Lender not being made, continued or converted after notice thereof shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Loan which is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or which would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certifi cate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower, shall set forth in reasonable detail the basis for such amount or amounts, shall constitute rebuttable presumptive evidence of such amount or amounts and, if not rebutted within five Business Days, shall be conclusive and binding.

                  SECTION 2.14.  Pro Rata  Treatment.  Except as required  under
Section 2.12, each Borrowing, each reduction of the Revolving Credit Commitments and each change of any Borrowing to a Borrowing of another Type shall be allocated pro rata among the Lenders in accordance with their respective Revolving Credit Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans) and each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans and each payment of Commitment Fees shall be allocated pro rata among the Lenders entitled thereto. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole Dollar amount.

                  SECTION 2.15.  Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any
Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

                  SECTION 2.16. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available funds. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.19(e)) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York. Each such payment shall be made in Dollars.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

                  SECTION 2.17. Taxes. (a) Any and all payments by the Borrower hereunder and under any other Loan Document shall be made, in accordance with
Section 2.16, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes and interest and penalties thereon imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities and interest and penalties thereon, collectively or individually, being called "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, mortgage recording taxes and similar fees) and interest and penalties thereon that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

                  (c) The Borrower will indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

                  (d) If the Administrative Agent, a Lender or the Issuing Bank (or Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.17, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense. If the Administrative Agent, a Lender or the Issuing Bank (or Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable and necessary out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank (or Transferee), agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Administrative Agent, such Lender or the Issuing Bank (or Transferee) in the event the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is required to repay such refund to such Governmental Authority.

                  (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address referred to in
Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder, the expiration or cancellation of all Letters of Credit and the reimbursement of all draws thereunder.

                  (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of
Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.17(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(g) that such Non-U.S. Lender is not legally able to deliver.

                  (h) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender in respect of United States Federal withholding tax pursuant to paragraph (a) or
(c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan ; provided, however, that this paragraph (h) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (h)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

                  (i) Any Lender or Issuing Bank (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender or Issuing Bank (or Transferee), be otherwise disadvantageous to such Lender or Issuing Bank (or Transferee).

                  (j) Nothing contained in this Section 2.17 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  SECTION 2.18. Assignment of Commitments Under Certain Circumstances. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.11, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.12 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.17, the Borrower may, at its sole expense and effort, upon notice to such Lender or the Issuing Bank and the Administrative Agent,
 require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (w) no Default or Event of Default has occurred and is continuing, (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in L/C Disbursements and Swingline Loans of such Lender or the Issuing Bank plus all fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.11 and Section 2.13); provided further that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.11 or notice under Section
2.12 or the amounts paid pursuant to Section 2.17, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12, or cease to result in amounts being payable under Section 2.17, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.11 in respect of such circumstances or event or shall withdraw its notice under Section 2.12 or shall waive its right to further payments under Section 2.17 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. In the case of any such assignment by an Issuing Bank, such assignment shall not affect the Issuing Bank's rights under this Agreement in respect of any Letters of Credit issued by it that remain outstanding.

                  (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.11, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.12 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.17, then such Lender or the Issuing Bank shall exercise reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or suffer any disadvantage or burden deemed by it to be significant) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such assignment would reduce its claims for compensation under Section 2.11 or enable it to withdraw its notice pursuant to Section 2.12 or would reduce amounts payable pursuant to Section 2.17, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such assignment, delegation and transfer.

                  SECTION 2.19. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Effective Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $3,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is not less than $100,000 and is an integral multiple of $50,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder on and after the Effective Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

                  (b) Swingline Loans. The Borrower shall notify the Administrative Agent by telephonic notice (promptly confirmed by hand delivery or telecopy notice) not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph (b). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m. on the date such Swingline Loan is so requested to be made.

                  (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving telephonic notice (promptly confirmed by hand delivery or telecopy notice) to the Swingline Lender and to the Administrative Agent before 12:00
(noon), New York City time on the date of prepayment at the Swingline Lender's address for notices specified on Schedule 2.01; provided, however, that partial prepayments shall be in a principal amount that is an integral multiple of $50,000. All principal payments of Swingline Loans pursuant to Section 2.10(b) shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

                  (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in
Section 2.06(a).

                  (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans and accrued interest thereon in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans and accrued interest thereon. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the

Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans and accrued interest thereon. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of its default in respect of the payment thereof.

                  SECTION 2.20. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of the Borrower, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Borrower and the Issuing Bank of the amount of the Aggregate Revolving Credit Exposure after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Revolving Credit Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $25,000,000, and (B) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment. Promptly following the end of each month, the Administrative Agent shall notify the Lenders of the L/C Exposure as of the end of such month.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Revolving Credit Maturity Date or, if such Letter of Credit is a commercial letter of credit, the earlier of such date and date 180 days after the date of issuance of such Letter of Credit.

                  (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that the foregoing shall not be construed to impose an obligation of the Lenders to reimburse an L/C Disbursement that the Borrower is not required to reimburse due to the gross negligence or wilful misconduct of the Issuing Bank (determined as provided in Section 2.20(f)).

                  (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying an amount equal to such L/C Disbursement to the Administrative Agent not later than 12:00 (noon) on the date that such L/C Disbursement is made or, if the Borrower shall have received notice of such L/C Disbursement later than 10:00 a.m., New York City time, on the date that such L/C Disbursement is made, not later than 12:00 (noon), New York City time, on the immediately following Business Day; provided that the Borrower may, to the extent that such L/C Disbursement is not less than $500,000 and is an integral multiple of $100,000 and subject to the conditions to Borrowing set forth in
Section 4.01, request by notice to the Administrative Agent not later than the time that payment would be required as aforesaid that such payment be financed with ABR Loans as contemplated by Section 2.02(f) and, to the extent such payment is so financed with ABR Loans in accordance with Section 2.02(f), such payment shall not be required to be made by the Borrower under this Section 2.20(e).

                  (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder;

provided that the foregoing shall not be construed to impose an obligation upon the Borrower to reimburse the Issuing Bank to the extent that neither the Borrower nor any Subsidiary received any benefit from such L/C Disbursement as a direct result of the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that are on their face in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (A) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (B) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

                  (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full not later than 12:00 (noon), New York City time, on the date that such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date of such L/C Disbursement to but excluding the date of payment at the Alternate Base Rate; provided that to the extent that such L/C Disbursement is not reimbursed by the Borrower prior to 12:00 (noon), New York City time on the third Business Day after the date such L/C Disbursement is made and is not financed with ABR Loans in accordance with Section 2.02(f), then such unpaid amount shall bear interest from and including such third Business Day to but excluding the date of payment as provided in Section 2.07.

                  (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the last sentence of this paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid Issuing Bank Fees. The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders thereof and the amount to be deposited, deposit in an account with the Administrative Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph
(k) shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to any Letter of Credit, such term shall thereafter apply to the Issuing Bank that shall have issued such Letter of Credit.

                  (l) Existing Letters of Credit. All Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement as of the Effective Date and shall constitute Letters of Credit for all purposes of the Loan Documents.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                  Each of Holdings and the Borrower represents and warrants to each of the Lenders that:

                   SECTION 3.01. Organization; Powers. Each of Holdings and the Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

                  SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is or will be a party and, in the case of the Borrower, the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary.

                  SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of Holdings and the Borrower and such Loan Party enforceable against Holdings and the Borrower and such Loan Party in accordance with its terms.

                  SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for such as have been made or obtained and are in full force and effect.

                  SECTION 3.05. Financial Statements. Holdings has heretofore furnished to the Lenders its consolidated and consolidating balance sheet and statement of operations and consolidated statement of cash flows as of and for the fiscal year ended June 30, 1998, which consolidated statements were audited by and accompanied by the opinion of KPMG Peat Marwick LLP, independent public accountants, and its unaudited consolidated and consolidating balance sheet and statement of operations and consolidated statement of cash flows as of and for the nine month period ended March 31, 1999. Such financial state ments present fairly the financial condition and results of operations and cash flows of Holdings and its consolidated subsidiaries as of such dates and for such periods. Each such balance sheet and the notes thereto disclose all material liabilities, direct or contingent, of Holdings on a consolidated basis as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

                  SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since June 30, 1998.

                  SECTION 3.07.  Title to Properties;  Possession  Under Leases.
(a) Each of Holdings, the Borrower and the Subsidiaries (other than the Excluded Subsidiaries) has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

                  (b) Each of Holdings, the Borrower and the Subsidiaries (other than the Excluded Subsidiaries) has complied with all obligations under all material leases to which it is a party as a lessee and all such leases are in full force and effect. Each of Holdings, the Borrower and the Subsidiaries (other than the Excluded Subsidiaries) enjoys peaceful and undisturbed possession under all such material leases.

                  SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Effective Date a list of all Subsidiaries of the Borrower and the percentage ownership interest of the Borrower therein. Each Subsidiary that is an "Excluded Subsidiary" satisfies the conditions set forth in the definition of the term "Excluded Subsidiary".

                  SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or the Transactions or
(ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

                  (b) None of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, except any such violations or defaults that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                   SECTION 3.10. Agreements. (a) None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be anticipated to result in a Material Adverse Effect.

                  (b) None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be anticipated to result in a Material Adverse Effect.

                  SECTION 3.11.  Federal  Reserve  Regulations.   (a)  None  of
Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

                  SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in Section 5.08 of this Agreement.

                  SECTION 3.14. Tax Returns. Each of Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

                  SECTION  3.15.  No  Material  Misstatements.  (a)  No  factual information, including factual information contained in the Information Memorandum or in any report, financial statement, exhibit or schedule, furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (when considered as a whole with all other factual information so furnished) contained, contains or will contain, as of the date so furnished, any material misstatement of fact or omitted, omits or will omit to state, as of the date so furnished, any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

                  (b) All financial projections furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document have been and will be prepared in good faith based upon estimates and assumptions believed by management of the Borrower to be reasonable at the time of preparation thereof (except as otherwise disclosed in writing therein), it being understood that projections as to future performance are not to be viewed as facts and that actual results may differ from projected results and such differences may be material.

                  SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred in respect of any Plan of the Borrower or any ERISA Affiliate. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the value of the assets of all such underfunded Plans. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that materially adversely affects the financial condition of the Borrower and its ERISA Affiliates taken as a whole. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of the Borrower and its ERISA Affiliates taken as a whole.

                  SECTION 3.17.  Environmental  Matters.  Except as set forth in
Schedule 3.17:

                  (a) The soils and groundwater beneath the properties owned or operated by Holdings, the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, or (ii) give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be anticipated to result in a Material Adverse Effect.

                  (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be anticipated to result in a Material Adverse Effect.

                  (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be anticipated to result in a Material Adverse Effect.

                  (d) None of Holdings, the Borrower or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters Holdings, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be anticipated to result in a Material Adverse Effect, nor do Holdings, the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened.

                  SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Effective Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

                  SECTION 3.19. Labor Matters. There are no significant strikes, lockouts, slowdowns or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The hours worked by and payment made to employees of Holdings, the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable
Federal, state, local or foreign law dealing with such matters, where such violations could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any of its Subsidiaries is a party or by which Holdings, the Borrower or any of its Subsidiaries is bound.

                  SECTION 3.20. Patents, Trademarks, etc. Each of the Borrower and each of its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are (a) used in or necessary for the conduct of their respective businesses as currently conducted and (b) material to the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. The use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Borrower and its Subsidiaries does not infringe on the rights of any Person. Holdings and the Excluded Subsidiaries do not own or license any such patents, trademarks, trade names, copyrights, technology, know-how or processes, service marks or rights.

                  SECTION 3.21. Year 2000. All reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Borrower and the Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or any Subsidiary's systems interface) that are, in the case of (a) and (b), material to the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, and the testing of all such systems and equipment, as so reprogrammed, has been completed, except as could not reasonably be expected to result in a Material Adverse Effect.


ARTICLE IV.  CONDITIONS

                  SECTION 4.01. All Credit Events. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are subject to the satisfaction, on the date of each Borrowing, including each Borrowing of a Swingline Loan, and on the date of each issuance of a Letter of Credit (each such event, a "Credit Event"), of each of the following conditions:

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit
         as    required  by   Section   2.20(b)   or,  in  the   case   of   the
         Borrowing   of  a   Swingline  Loan,  the   Swingline  Lender  and  the
         Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.19(b).

                  (b) The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) Each Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

                   SECTION 4.02.  Effectiveness.    The  effectiveness  of  this
Agreement and the obligations of the Lenders and the Issuing Bank hereunder are subject to the satisfaction of the following conditions:

                  (a) The Administrative Agent shall have received counterparts of this Agreement signed on behalf of Holdings, the Borrower, the Issuing Bank and all the Lenders.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Lenders and dated the Effective Date) of Roxanne Khazarian, Esq., counsel for the Loan Parties, substantially in the form of Exhibit B and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c)  All  legal  matters  incident  to  this  Agreement,   the
         borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (e)  The   Administrative   Agent   shall   have   received  a
         certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (b) and (c) of
         Section 4.01.

                  (f) The Administrative Agent shall have received all fees, and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (g) The Administrative Agent shall have received from each Loan Party a counterpart of each of the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement duly executed and delivered on behalf of such Loan Party.

                  (h) All outstanding Loans, accrued and unpaid interest thereon and accrued and unpaid fees (other than Administrative Agent Fees) under the Existing Credit Agreement shall be paid in full (without prejudice to the Borrower's right to borrow hereunder in order to finance such payment), all Liens securing the obligations under the Existing Credit Agreement shall have been released and all commitments under the Existing Credit Agreement shall have been terminated.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.08) at or prior to 5:00 p.m.,

New York City time, on August 31, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).


ARTICLE V.  AFFIRMATIVE COVENANTS

                  Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

                  SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.04 and except that the foregoing shall not apply to Excluded Subsidiaries.

                  (b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated; (iii) comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and (iv) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that (A) clauses (i), (ii), and
(iv) above shall not apply to Excluded Subsidiaries, (B) the foregoing shall not prevent any transaction expressly permitted under Section 6.04, (C) the foregoing shall not prevent Holdings, the Borrower or any Subsidiary from withdrawing its qualification as a foreign corporation in any jurisdiction and
(D) the foregoing clause (i) shall not prevent Holdings, the Borrower or any Subsidiary from taking or failing to take any action respecting any right, license, permit, franchise, authorization, patent, copyright, trademark or trade name determined by it to be in the best interest of the Borrower and the Subsidiaries; provided further that the foregoing clauses (C) and (D) shall not be construed to permit the taking of, or failure to take, any action that could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

                  SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other material obliga tions promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto and such contest operates to suspend collection of the contested obligation, tax, assessment charge, levy or claim and enforcement of a Lien.

                  SECTION 5.04. Financial Statements, Reports, etc. In the case of Holdings and the Borrower, furnish to the Administrative Agent and each
Lender:

                  (a) within 95 days after the end of each fiscal year, its consolidated and consolidating balance sheets and related consolidated and consolidating statements of operations and consoli dated statements of shareholders' equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited (in the case of such consolidated and consolidating statements) by any "Big 5" accounting firm or other independent publi c accountants of recognized national standing reasonably acceptable to the Required Lenders, and accompanied by an opinion of such accountants (which shall not contain any "going concern" or other materially adverse qualification) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheets and related consolidated and consolidating statements of operations and consolidated statements of shareholders' equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Finan cial Officers as fairly presenting the financial condition and results of operations of Holdings on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes and normal year-end reserves, accruals and audit adjustments;

                  (c)  concurrently  with any delivery of  financial  statements under (a) or (b) above, a certificate of a Financial Officer (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.06, 6.07 and 6.08;

                  (d)  concurrently  with any delivery of  financial  statements under paragraph (a) above, a certificate of the accounting firm opining on such statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying (i) whether in connection with its audit examination any Default or Event of Default has come to its attention and, if such event has come to its attention, the nature and extent thereof and (ii) that based on its audit examination and its review of the computations referred to in clause (ii) of paragraph (c) above, nothing has come to its attention that leads it to believe that the information contained in the certificate delivered therewith pursuant to paragraph (c) above is not correct; provided that the requirements of this clause (d) shall be subject to any limitations and qualifications adopted after the date hereof by any professional association or organization or any Governmental Authority, in each case that affects the content of, or ability of accounting firms to deliver, certificates of the type contemplated by this paragraph;

                  (e) promptly after the same become publicly available or are filed or distributed, as applicable, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to the holders of any Indebtedness with a then outstanding principal amount of $15,000,000 or more (or any trustee, agent or representative for any such holders) or to Holdings' shareholders, as the case may be;

                  (f) promptly upon the occurrence of any change of rating of the Borrower's senior, unsecured, noncredit enhanced senior debt by Moody's or S&P, a certificate of a Financial Officer setting forth the new rating, the effective date thereof and, if applicable, notice of any change in the Applicable Percentage as a result thereof; and

                  (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings and the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof which could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA.

                  SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any representatives designated by any Lender, upon reasonable prior notice, to visit and inspect the financial records and the properties of Holdings, the Borrower or any Subsidiary at reasonable times (during normal business hours) and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of Holdings, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor; provided that any such visitation and inspection rights shall be exercised in a reasonable manner that does not disrupt the business activities of the Borrower and its Subsidiaries.

                  SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for (i) working capital purposes of the Borrower and its Subsidiaries or (ii) general corporate purposes (including all proper and legitimate business purposes) of the Borrower and its Subsidiaries.

                  SECTION 5.09. Further Assurances. (a) Cause each Subsidiary (including any Subsidiary that becomes a Subsidiary after the date hereof, but excluding (i) any Foreign Subsidiary so long as such Foreign Subsidiary has not entered into any Guarantee with respect to any other Indebtedness of the Borrower and (ii) any Excluded Subsidiary that has not ceased to qualify as an "Excluded Subsidiary") to undertake the obligations of and to become a
Subsidiary Guarantor pursuant to the Guarantee Agreement and a party to the Indemnity, Subrogation and Contribution Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Administrative Agent.

                  SECTION 5.10. Environmental Matters. (a) Promptly give notice to the Administrative Agent upon becoming aware of (i) any violation of any Environmental Law, (ii) any claim, inquiry, proceeding, investigation or other action, including a request for information or a notice of an actual or threatened Environmental Claim or (iii) the discovery of the Release of any Hazardous Material at, on, under or from any of the properties owned or occupied by the Borrower or any Subsidiary in excess of reportable or allowable standards, threshold amounts or levels under any Environmental Law, or in a manner or amount that could reasonably be expected to result in liability under any Environmental Law.

                  (b) Upon discovery of the presence on any of the properties owned or occupied by the Borrower or any Subsidiary of any Hazardous Material that is in violation of, or that could reasonably be expected to result in liability under, any Environmental Law, take all necessary steps to initiate and expeditiously complete all Remedial Action to eliminate any such adverse effect, and keep the Administrative Agent informed of such actions and the results thereof.

ARTICLE VI.  NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower covenants and agrees that:

                  SECTION 6.01. Indebtedness. (a) The Borrower will not permit any Subsidiary to incur, create, assume or permit to exist any Indebtedness, except:

                  (i) intercompany   Indebtedness,  including   open   accounts,
         incurred by Subsidiaries from the Borrower or from other Subsidiaries;

                  (ii) unsecured Indebtedness in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Net Worth; and

                  (iii)  Indebtedness    consisting   of   Guarantees   of   the
Obligations.

                  (b) The Borrower will not incur, create, assume or permit to exist any Indebtedness in respect of letters of credit or bankers' acceptances other than (i) Indebtedness in respect of Letters of Credit and (ii) Indebtedness in respect thereof in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

                  SECTION 6.02. Liens. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens   on  property  or  assets  of  the Borrower and its
         Subsidiaries existing on the Effective Date and set forth in Schedule 6.02;

                  (b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that
         (i) such Lien is not created in contemplation of or in connection with such acquisition, and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

                  (c) Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in compliance with
         Section 5.03;

                  (d) Liens imposed by law that do not secure Indebtedness for borrowed money and were incurred in the ordinary course of business, such as carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business; provided that such Liens either (i) do not in the aggregate materially detract from the value of the property or assets to which such Liens apply or materially impair the use thereof in the operation of the business of Holdings, the Borrower and the Subsidiaries or (ii) are being contested in compliance with Section 5.03;

                  (e) Liens upon equipment, machinery or real property (including improvements thereto and fixtures thereon), assets subject to Capital Lease Obligations and assets financed with industrial revenue bonds; provided that (i) such Liens only secure Indebtedness incurred (A) to finance the acquisition of such equipment, machinery or real property, or the improvement of such real property, (B) in respect of Capital Lease Obligations or (C) in respect of industrial revenue bonds, (ii) such Liens (other than Liens securing Capital Lease Obligations) are incurred, and the related Indebtedness is created, within 180 days after the acquisition or construction of the assets financed thereby and (iii) in each case, such Liens do not encumber any other assets or properties;

                  (f)  leases  or  subleases   granted  to  other   persons  not
         materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (g) easements, licenses, rights-of-way, zoning or other restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, statutory and common law landlords' liens under leases to which Holdings, the Borrower or any of its Subsidiaries is a party, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings, the Borrower or any of its Subsidiaries;

                  (h) Liens (other than any Lien imposed by ERISA) for worker's compensation, unemployment compensation and other forms of government insurance incurred in the ordinary course of business;

                  (i) Liens to secure (i) performance of tenders, statutory obligations, bids, leases and contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or (ii) obligations on surety or appeal bonds, provided that the obligations secured by such Liens (and, to the extent (without duplication) the value of cash or property (other than Letters of Credit) forming a part of the security with respect to such surety or appeal bonds exceeds the obligations so secured, the amount of such excess) do not exceed in the aggregate $5,000,000;

                  (j) Liens arising from  precautionary  Uniform Commercial Code
         financing   statement  filings  regarding  operating  leases  otherwise permitted hereunder;

                  (k) any interest or title of a lessor under any operating lease of property to, or of any consignor of goods consigned to, or any creditor of any consignee in goods consigned to such consignee by, the Borrower or any of its Subsidiaries, in each case in the ordinary course of business;

                  (l) Liens arising out of judgments or awards, which have been in existence for less than 45 days from the date of creation thereof or which have been stayed or bonded pending appeal or fully covered by insurance (subject to applicable deductibles) and for which no enforcement action has been commenced, provided that the aggregate amount of all such judgments or awards (and, to the extent (without duplication) the value of cash or property (other than Letters of Credit) forming a part of the security with respect to such judgment or award exceeds the obligations so secured, the amount of such excess) does not exceed $5,000,000 at any time outstanding; and

                  (m) Liens securing obligations under any Rate Protection Agreement consisting solely of an assignment of the Borrower's rights under such Rate Protection Agreement.

                  SECTION 6.03. Certain Acquisitions. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, purchase, lease or otherwise acquire (in one transaction or a series of related transactions) any property or assets outside the ordinary course of business, except acquisitions by the Borrower of the capital stock of a Person (the "Issuer") or of property or assets outside the ordinary course of business, provided that (i) the aggregate consideration paid in connection with all such acquisitions does not exceed $450,000,000; (ii) the Issuer shall be engaged in, or the property and assets acquired shall be used in connection with, the same or related (ancillary or complementary) line of business as the Borrower; (iii) all necessary governmental approvals and third party consents for the acquisition have been obtained without imposing burdensome conditions, all appeal periods have expired and there shall be no governmental or judicial action, pending or threatened, restraining or imposing burdensome conditions on such acquisition; (iv) after giving effect to the acquisition, and on a pro forma basis (including the financial results of the Borrower and the Subsidiaries and the Issuer or the property and assets to be acquired, as the case may be, and giving pro forma effect to any Indebtedness to be incurred in connection with such acquisition) for the period of four consecutive fiscal quarters ending immediately prior to such acquisition, no Event of Default or Default shall have occurred and be continuing and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying compliance with the conditions set forth in this clause (iv) and setting forth pro forma calculations demonstrating such compliance; and (v) in the case of any such acquisition of capital stock, the Issuer shall become a Subsidiary Guarantor under the Guarantee Agreement.

                  SECTION 6.04. Mergers, Consolidations and Sales of Assets. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), including any capital stock of any Subsidiary; provided, however, that if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Person may be liquidated into or may merge into or with the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into or with or consolidate with any Wholly Owned Subsidiary of the Borrower in a transaction in which the surviving entity is a Wholly Owned Subsidiary of the Borrower, provided in each case that (x) no Person other than the Borrower or a Wholly Owned Subsidiary of the Borrower receives any consideration (except in the case of a merger or consolidation that is permitted by Section 6.03) and (y) in the event that any Loan Party is a party to such merger or consolidation and is not the surviving entity, the surviving entity shall, simultaneously with such merger or consolidation, assume all the obligations of such Loan Party hereunder and under the other Loan Documents, and
(iii) any Excluded Subsidiary may be liquidated or may sell, transfer or otherwise dispose of its assets to the Borrower or to another Subsidiary.

                  (b)  Notwithstanding the provisions of paragraph (a) above:

                  (i) the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of assets to each other; and

                  (ii) the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of assets; provided that (A) such dispositions are made for fair value and (B) after giving effect to any such sale, transfer or disposition the aggregate fair market value of all assets disposed of on and after the Effective Date in reliance upon this clause (ii) would not exceed 15% of the Consolidated Total Assets determined by reference to the most recent quarterly or annual balance sheet of the Borrower which precedes such sale, transfer or disposition that is delivered to the Administrative Agent pursuant to Section 5.04.

                  SECTION 6.05. Business of Holdings, Borrower and Subsidiaries. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, engage at any time in any business or business activity other than the business currently conducted by the Borrower and its Subsidiaries and business activities reasonably related, supportive or incidental thereto. Without limiting the generality of the foregoing, Holdings will not engage in any business or business activity other than the ownership of the capital stock of the Borrower.

                  SECTION 6.06. Consolidated Net Worth. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, permit Consolidated Net Worth at any time to be less than the sum of (a) $300,000,000, plus (b) 50% of Consolidated Net Income for each fiscal quarter of the Borrower for which Consolidated Net Income is positive, commencing with the fiscal quarter ended June 30, 1999, plus (c) 50% of any increase in Consolidated Net Worth after June 30, 1999, attributable to capital contributions or the issuance of additional shares of capital stock.

                  SECTION 6.07. Consolidated Fixed Charge Coverage Ratio. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ended on or after June 30, 1999, to be less than 2.50 to 1.

                  SECTION 6.08.  Leverage Ratio.    Neither   Holdings  nor  the
Borrower will, nor will they permit any Subsidiary to, permit the Leverage Ratio at any time to be greater than 0.40 to 1.

                  SECTION 6.09. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into, incur or permit to exist, directly or indirectly, any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification if it expands the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause F(a) of the foregoing shall not apply to customary provisions in leases or other contracts entered into in the ordinary course of business restricting the assignment thereof.


ARTICLE VII.  EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any  representation  or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representa tion, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepay ment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the reimbursement with respect to any L/C Disbursement or the payment of any Fee or any interest on any Loan or on L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), or 5.08 or in Article VI;

                  (e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of (i) in the case of a default under Section 5.05, three Business Days after any Responsible Officer of the Borrower has actual knowledge of any matter required to be disclosed to the Administrative Agent and the Lenders pursuant to such Section that has not been so disclosed or (ii) in the case of any other such default, 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

                  (f) Holdings, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness referred to in clause (i) if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                  (g)  an  involuntary  proceeding  shall  be  commenced  or  an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary), or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary (other than an Excluded Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary) or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary (other than an Excluded Subsidiary) or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary) or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary (other than an Excluded Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary) to enforce any such judgment;

                  (j) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of a statement required pursuant to Section 5.06(b)(iii) hereof, the Administrative Agent shall have notified the Borrower in writing that (A) the Required Leaders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds for the termination of such Plan or Plans by the PBGC, the appointment by the appropriate United States district court of a trustee to administer such Plan or Plans or the imposition of a lien in favor of a Plan and (B) as a result thereof an Event of Default exists hereunder; or (ii) a trustee shall be appointed by a United States district court to administer any such Plan or Plans; or (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Plan or Plans;

                  (k) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such With drawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) exceeds $5,000,000 or requires payments exceeding $1,000,000 in any year or (B) is less than $5,000,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due;

                  (l) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000;

                  (m) at any time after the Effective Date, the Guarantee Agreement shall cease to be, or shall be asserted by any Guarantor not to be, a valid, binding and enforceable agreement;

                  (n) there shall have occurred a Change in Control;  or

                  (o) it is discovered that (i) Hazardous Materials have been transported from any of the Properties or generated, treated, stored or disposed of at, on or under any of the Properties in a manner that has resulted in, or could reasonably be anticipated to result in, an Environmental Claim, or (ii) the Borrower or any of its Subsidiaries has retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, and, in any such case described in clause (i) or (ii) above, the Administrative Agent shall have notified the Borrower in writing that the Required Lenders have determined that such Environmental Claims and other liabilities, in the aggregate, have resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect and, as a result thereof, an Event of Default exists hereunder;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in para graph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, including the obligation to provide cash collateral pursuant to
Section 2.20(j), shall automatically become due and payable, without present ment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


ARTICLE VIII.  THE ADMINISTRATIVE AGENT

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders and the Issuing Bank. Each of the Lenders and
each assignee of any such Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority,
(a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

                  Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agree ment unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor reasonably acceptable to the Borrower (it being understood that any Lender is deemed to be acceptable to the Borrower). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Borrower (it being understood that any Lender is deemed to be acceptable to the Borrower) which shall be either a Lender or a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  With respect to the Loans made or Letters of Credit issued by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

                  Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its Pro Rata Percentage of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such Pro Rata Percentage, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX.  MISCELLANEOUS

                  SECTION  9.01.  Notices.   Notices  and  other  communications
provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the  Borrower  or  Holdings,  to it at  Ethan  Allen
         Drive, Danbury, CT 06811, Attention of Chief Financial Officer or Treasurer (Telecopy No. (203) 743-8341), with copies to (i) in the case of any notice or communication other than routine notices and communications under Article II, the attention of General Counsel at the aforesaid address and (ii) in the case of any notice or communication relating to a Default or an Event of Default, Mayer, Brown & Platt, 1675 Broadway, New York, NY 10019, Attention of James B. Carlson, Esq. (Telecopy No.
         (212) 262-1910);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, NY 10081, Attention of Jackie Carter (Telecopy No.
         (212) 552-7500), with a copy to The Chase Manhattan Bank, at 270 Park Avenue, New York 10017, Attention of Margaret T. Lane (Telecopy No.
         (212) 270-5646); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

                  SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated.

                  SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and the conditions to effectiveness set forth in
Section 4.02 have been satisfied or waived, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment of less than all its Commitment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.13, 2.17 and 9.05, as well as to any fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balance of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Swingline Lender, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Swingline Lender. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

                  (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.13 and 2.17 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments.

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to any Loan Party furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agree ment to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (i) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

                  (j) In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank or the Swingline Lender shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or the Swingline Lender or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                  (k) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obliged to make to the Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment or indemnity obligation under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment or gives such indemnity. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof with respect to any claim arising under or related to this Agreement. In addition, notwithstanding anything to the contrary contained in this Section 9.04 any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (if consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and
(ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

                  SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses reasonably incurred by the Administrative Agent, the Issuing Bank and the Swingline Lender in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or
thereof  (whether  or  not  the  transactions   hereby   contemplated  shall  be
consummated) or incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of their rights in connec tion with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of not more than one other counsel for the Administrative Agent, the Issuing Bank and the Lenders in each jurisdiction where enforcement is sought.

                  (b) The Borrower agrees to indemnify the Administrative Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contem plated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                  SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower, Holdings or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement, the other Loan Documents, nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby,
(ii) increase or extend the Commitment or decrease or extend the date for payment of any of the fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.14 or 2.15, the provisions of this Section, the definition of "Required Lenders" or any provision of any Loan Document that by its terms expressly requires the consent or approval of all the Lenders, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender.

                  SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repay ment, shall have been received by such Lender.

                  SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT,

IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                  SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

                  (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.16. Confidentiality. The Administrative Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents, (e) to any other party to this Agreement or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Agreement or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or Holdings. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the

Borrower or Holdings and related to the Borrower or Holdings, any shareholder of the Borrower or Holdings or any employee, customer or supplier of the Borrower or Holdings, other than any of the foregoing that were available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower or Holdings, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

                  SECTION 9.17. Defaulting Lender. If any Lender shall refuse to make any Loan required to be made by it hereunder or to fund its participation in any L/C Disbursement or Swingline Loan hereunder, or shall notify the Borrower or the Administrative Agent in writing that it does not intend to make any such Loan or fund any such participation, in either case as a result of any takeover of such Lender by any regulatory authority or agency (any such Lender, a "Defaulting Lender"), then, unless and until such Defaulting Lender retracts in writing any such notice and cures all defaults on its part in respect of the funding of its Pro Rata Percentage of all outstanding Loans, L/C Disbursements and Swingline Loans, (a) any of the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender may require such Defaulting Lender to transfer and assign all of its interests, rights and obligations under this Agreement to an assignee in the same manner and effect as provided in Section 2.18(a), the provisions of which shall apply, mutatis mutandis, to any such assignment, (b) such Defaulting Lender shall not be entitled to exercise any right of setoff under Section 9.06 and (c) to the maximum extent permitted by applicable law, such Defaulting Lender shall be deemed not to be a "Lender", the Revolving Credit Commitment of such Defaulting Lender shall be deemed not to be in effect and such Defaulting Lender's Revolving Credit Exposure shall be deemed not to exist, in each case solely for purposes of the definition of the term "Required Lenders" and determining whether any waiver, amendment or modification has been approved by the requisite Lenders in accordance with Section 9.08 or any other applicable provision of the Loan Documents. In no event shall the provisions of this Section be construed to release any Defaulting Lender from its obligations hereunder to any other party hereto, including its obligations to make Loans and participate in Letters of Credit and Swingline Loans, and such provisions shall not prejudice any claims, or be construed to waive any rights, including any rights to bring legal proceedings against such Defaulting Lender, which the Administrative Agent, any Lender, the Issuing Bank or any Loan Party may have against such Defaulting Lender as a result of any failure by such Defaulting Lender to honor its obligations under this Agreement.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    ETHAN ALLEN INC.,

                                       by  /s/ M. Farooq Kathwari
                                         ------------------------------
                                         Name:  M. Farooq Kathwari
                                         Title:  Chairman, CEO & President


                                    ETHAN ALLEN INTERIORS INC.,

                                       by  /s/ Gerardo Burdo
                                         ------------------------------
                                         Name:  Gerardo Burdo
                                         Title:  Vice President & Treasurer


                                    THE CHASE MANHATTAN BANK, individually
                                    and as Administrative Agent and Swingline
                                    Lender,

                                       by  /s/  Margaret T. Lane
                                         ------------------------------
                                         Name:  Margaret T. Lane
                                         Title:  Vice President


                                    FLEET BANK, N.A., individually and as
                                    Co-Documentation Agent,

                                       by  /s/ Allison R. Walk
                                         ------------------------------
                                         Name:  Allison R. Walk
                                         Title:  Senior Vice President


                                    WACHOVIA BANK, N.A., individually and as Co-Documentation Agent,

                                       by  /s/ Jane C. Deaver
                                         ------------------------------
                                         Name:  Jane C. Deaver
                                         Title:  Senior Vice President


                                    MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK,

                                       by  /s/ Sovonna L. Day
                                         ------------------------------
                                         Name: Sovonna L. Day
                                         Title: Vice President

                                    BANK OF NEW YORK,

                                       by  /s/ Lucille Cuttone
                                         ------------------------------
                                         Name:  Lucille Cuttone
                                         Title:  Assistant Vice President


                                   SUNTRUST BANK, ATLANTA

                                       by  /s/ W. David Wisdom
                                         ------------------------------
                                         Name:  W. David Wisdom
                                         Title:  Vice President

                                                                  EXECUTION COPY



                                    GUARANTEE  AGREEMENT  dated as of August 25,
                           1999, among ETHAN ALLEN INTERIORS INC., a Delaware corporation ("Holdings"), each of the subsidiaries of ETHAN ALLEN INC., a Delaware corporation (the "Borrower"), listed on Schedule I hereto (individually, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors together with Holdings are referred to individually as a "Guarantor" and collectively as the "Guarantors") and THE CHASE MANHATTAN BANK, as administrative agent (the "Administrative Agent") for the Lenders (as defined herein).


                  Reference is made to the Credit Agreement dated as of August 25, 1999 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among Holdings, the Borrower, the financial institutions party thereto, as lenders (the "Lenders"), the Administrative Agent and the CoDocumentation Agents. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  The Lenders have agreed to extend credit to, and the Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrower pursuant to, and subject to the terms specified in, the Credit Agreement. The obligations of the Lenders to extend credit and of the Issuing Bank to issue Letters of Credit under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Guarantors of a guarantee agreement in the form hereof. As the owner of all the issued and outstanding capital stock of the Borrower, Holdings acknowledges that it will, and as Subsidiaries, the Subsidiary Guarantors acknowledge that they will, derive substantial benefits from the extension of credit to the Borrower under the Credit Agreement. As consideration therefor and in order to induce the Lenders to continue to extend credit and the Issuing Bank to issue Letters of Credit under the Credit Agreement, the Guarantors are willing to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

                  SECTION 1. Each of the Guarantors unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter or Letters of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to the Lenders, the Issuing Bank, the Administrative Agent and the Co-Documentation Agents under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party, (b) the due and punctual performance of all other obligations of the Borrower under the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of the Borrower under each Rate Protection Agreement entered into with any counterparty that was a Lender at the time such Rate Protection Agreement was entered into and (d) the due and punctual payment and performance of all obligations of each of Holdings and the other Subsidiaries, in the case of any Subsidiary Guarantor, or of each Subsidiary, in the case of Holdings, under the Loan Documents to which it is or is to be a party (all the foregoing obligations being collectively called the "Obligations"). Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

                  SECTION 2. Each of the Guarantors waives presentment to, demand of payment from and protest to Holdings, the Borrower or any Subsidiary of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of each Guarantor here under shall not be affected by (a) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against Holdings, the Borrower or any Subsidiary under the provisions of any Loan Document or otherwise; (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document, any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement; or (c) the failure of the Administrative Agent, the Issuing Bank or any Lender to exercise any right or remedy against any other Guarantor or guarantor of the Obligations.

                  SECTION 3. Each of the Guarantors further agrees that its guarantee hereunder consti tutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of the Borrower or any other person.

                  SECTION 4. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoup ment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full of all the Obligations).

                  SECTION 5. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent may, at its election, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to it against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates pursuant to applicable law to impair or to extinguish any right of reimbursement or subrogration or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be.

                  SECTION 6. Each of the Guarantors further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or any Lender upon the bankruptcy or reorganization of the Borrower, any other Guarantor or otherwise.

                  SECTION 7. In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Issuing Bank or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of Holdings, the Borrower or any Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of pre payment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Lenders and the Issuing Bank, if and as appropriate, in cash the amount of such unpaid Obligation, and thereupon each of the Administrative Agent, the Issuing Bank and any Lender that shall have received any part of such payment shall, in a reasonable manner, assign the amount of the Obligations owed to it and paid by such Guarantor pursuant to this guarantee to such Guarantor, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Administrative Agent, the Issuing Bank or such Lender and without any representation or warranty by the Administrative Agent, the Issuing Bank or such Lender); provided, however, that until the indefeasible payment in full of all the Obligations, none of the Guarantors shall have any right by way of subrogation or otherwise as a result of the payment of any sums hereunder.

                  SECTION 8. Each of the Guarantors jointly and severally represents and warrants that all representations and warranties contained in the Credit Agreement which relate to the Guarantors are true and correct.

                  SECTION 9. The guarantees made hereunder shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid and so long as any of the Lenders have any further commitment to extend credit or the Issuing Bank has any further obligation to issue Letters of Credit under the Credit Agreement or any Letter of Credit is outstanding, and shall be rein stated to the extent provided in Section 6. Each Subsidiary Guarantor shall be released from its guarantee hereunder in the event that (a) it ceases to be a Subsidiary or (b) all the capital stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of, in accordance with the terms of the Credit Agreement, by the Borrower to a person that is not an Affiliate of Holdings or the Borrower.

                  SECTION 10. This Agreement and the terms, covenants and conditions hereof shall be binding upon each Guarantor and its successors and shall inure to the benefit of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders and their respective successors and assigns. None of the Guarantors shall be permitted to assign or transfer any of its rights or obligations under this Agreement, except as expressly contemplated by this Agreement or the Credit Agreement.

                  SECTION 11. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent, the Issuing Bank or any Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. Except as provided in the Credit Agreement, none of the Administrative Agent, the Issuing Bank or the Lenders shall be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

                  SECTION 12. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 13. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it at its address set forth in Schedule I hereto with a copy to the Borrower.

                  SECTION 14. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to any Guarantor, no party hereto shall be required to comply with such provision with respect to such Guarantor for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein, and of such provision with respect to any other Guarantor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 15. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument; provided that this Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder. This Agreement shall be effective with respect to any Guarantor when a counterpart which bears the signature of such Guarantor shall have been delivered to the Administrative Agent.

                  SECTION 16. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Annex 1 attached hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any

Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       ETHAN ALLEN INTERIORS INC.,

                                       by
                                          ----------------------------
                                          Name:
                                          Title:


                                       EACH SUBSIDIARY GUARANTOR LISTED ON
                                       SCHEDULE I HERETO,

                                       by
                                         ----------------------------
                                         Name:
                                         Title:


                                       THE CHASE MANHATTAN BANK, as
                                       Administrative Agent,

                                       by
                                          ----------------------------
                                          Name:
                                          Title:

                                                                      SCHEDULE I
                                                      to the Guarantee Agreement


                              SUBSIDIARY GUARANTORS

                                                                         ANNEX 1
                                                      to the Guarantee Agreement


                              SUPPLEMENT  NO. dated as of _______ , 199_, to the
               Guarantee Agreement dated as of August 25, 1999 (as amended and supplemented through the date hereof, the "Guarantee
               Agreement"), among  ETHAN  ALLEN  INTERIORS   INC.,  a  Delaware
               corporation ("Holdings"), certain subsidiaries of Ethan Allen Inc. (collectively, the "Subsidiary Guarantors", and together with Holdings, the "Guarantors") and THE CHASE MANHATTAN BANK, as administrative agent (the "Administrative Agent") for the Lenders, as defined therein.


         A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement.

         B. Holdings and the Subsidiary Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to extend credit to, and to induce the Issuing Bank to issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement. The Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. Pursuant to the Credit Agreement, the under signed Subsidiary (the "New Subsidiary Guarantor") is required to become a Subsidiary Guarantor under the Guarantee Agreement. The New Subsidiary Guarantor desires to become a Subsidiary Guarantor and Guarantor under the Guarantee Agreement in order to induce the Lenders to continue to extend credit and the Issuing Bank to issue Letters of Credit under the Credit Agreement and as consideration therefor.

         Accordingly, the Administrative Agent and the New Subsidiary Guarantor agree as follows:

         SECTION 1. In accordance with the Guarantee Agreement, the New Subsidiary Guarantor by its signature hereto shall become a Subsidiary Guarantor and Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and Guarantor and the New Subsidiary Guarantor hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor and Guarantor thereunder. Each reference to a "Guarantor" or a "Subsidiary Guarantor" in the Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

         SECTION  2.  This   Supplement   shall   become   effective   when  the
Administrative Agent shall have received a counterpart of this Supplement executed on behalf of the New Subsidiary Guarantor.

         SECTION 3. The New Subsidiary Guarantor hereby represents and warrants that (i) this Supplement has been duly authorized, executed and delivered by the New Subsidiary Guarantor and con stitutes a legal, valid and binding obligation of the New Subsidiary Guarantor, enforceable against it in accordance with its terms, and (ii) set forth under its signature hereto is its address for purposes of notices under the Guarantee Agreement, which information supplements Schedule I to the Guarantee Agreement and shall be deemed a part thereof for all purposes of the Guarantee Agreement.

         SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect in accordance with its terms.

         SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remain ing provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions herein with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         SECTION  8.  The New  Subsidiary  Guarantor  agrees  to  reimburse  the
Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees and expenses of counsel for the Administrative Agent.


         IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.


                                       [NAME OF NEW SUBSIDIARY GUARANTOR],

                                        by

                                        Title
                                        Address--------------------------
                                               --------------------------
                                               --------------------------



                                       THE CHASE MANHATTAN BANK, as
                                       Administrative Agent,

                                        by

                                        Title

                                                                 EXECUTION COPY



                                    INDEMNITY,   SUBROGATION  AND   CONTRIBUTION
                           AGREEMENT dated as of August 25, 1999, among ETHAN ALLEN INC., a Delaware corporation, (the "Borrower"), each Subsidiary of the Borrower party hereto (collectively, the "Subsidiary Guarantors"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as defined herein).


                  Reference is made to the Credit Agreement dated as of August 25, 1999 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among the Borrower, Ethan Allen Interiors Inc. ("Holdings"), the financial institutions from time to time party thereto, as lenders (the "Lenders"), the Administrative Agent and the Co-Documentation Agents. Capitalized terms used and not defined herein shall have the meanings assigned in the Credit Agreement.

                  The Lenders have agreed to extend credit to, and the Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrower, pursuant to, and upon the terms and subject to the con ditions specified in, the Credit Agreement. The Subsidiary Guarantors have guaranteed the obligations of the Borrower pursuant to the Guarantee Agreement and have secured such obligations pursuant to the Security Documents. The obligations of the Lenders to extend credit and of the Issuing Bank to issue Letters of Credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Borrower and the Subsidiary Guarantors of an indemnity, subrogation and contribution agreement in the form hereof.

                  Accordingly, the Borrower, each Subsidiary Guarantor and the Administrative Agent agree as follows:

                  SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that in the event a payment shall be made by any Subsidiary Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

                  SECTION 2. Contribution and Subrogation. Each Subsidiary Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Subsidiary Guarantor under the Guarantee Agreement and such other Subsidiary Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in
Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 14, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor) and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or the date of execution and delivery of such Supplement). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

                  SECTION 3. Subrogation. Notwithstanding any provision of this Agreement to the con trary, all rights of the Subsidiary Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Obligations. No failure on the part of the Borrower or any Subsidiary Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to any Guarantee, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Guarantor under each such Guarantee.

                  SECTION 4. Termination. This Agreement shall terminate when all Obligations have been indefeasibly paid in full, no Letters of Credit are outstanding and the Lenders and the Issuing Bank have no further commitments under the Credit Agreement.

                  SECTION 5. Continued Effectiveness. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or Issuing Bank or any Subsidiary Guarantor upon the bankruptcy or reorganization of the Borrower, any Subsidiary Guarantor or otherwise.

                  SECTION 6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

                  SECTION 7.  Waivers;  Amendment.  Except for the  operation of
Section 14 of this Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors and the Administrative Agent, with the prior written consent of the Required Lenders.

                  SECTION 8. Notices. All communications and notice hereunder shall be in writing and given as provided in the Credit Agreement, except that to any Subsidiary Guarantor, communication and notice shall be directed to the address set forth in or pursuant to the Guarantee Agreement.

                  SECTION 9.  Binding  Agreement;  Assignments.  This  Agreement
shall become effective as to each of the Borrower or any Subsidiary Guarantor when a counterpart hereof executed on behalf of the Borrower or such Subsidiary Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon each of the Borrower or such
Subsidiary Guarantor and the Administrative Agent and their respective successors and permitted assigns, and shall inure to the benefit of such Subsidiary Guarantor and the Lenders and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. Notwithstanding the foregoing, at the time any Subsidiary Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Subsidiary Guarantor shall cease to have any rights or obligations under this Agreement.

                  SECTION 10. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of each of the Borrower or any Subsidiary Guarantor that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

                  SECTION 11. Survival of Agreement; Severability. (a) All covenants, agreements and representations and warranties made by the Borrower and each Subsidiary Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be con sidered to have been relied upon by the Lenders and each Subsidiary Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and as long as the Commitments have not been terminated.

                  (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 12. Counterparts. This Agreement may be executed in two or more counter parts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

                  SECTION   13.   Rules   of   Interpretation.   The   rules  of
interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

                  SECTION 14. Additional Guarantors. Pursuant to the Credit Agreement, certain Subsidiaries of the Borrower that were not in existence or not Subsidiaries on the date of the Credit Agreement are required to enter into the Guarantee Agreement as Guarantors upon becoming Subsidiaries. Upon execution and delivery, after the date hereof, by the Administrative Agent and such a Subsidiary of an instrument in the form of Annex 1 to this Agreement, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor hereunder. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of the Borrower or any Subsidiary Guarantor hereunder. The rights and obligations of the Borrower and each Subsidiary Guarantor as a party to this Agreement.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized offers as of the date first appearing above.

                                       ETHAN ALLEN INC.,

                                       by
                                         ----------------------------
                                         Name:
                                         Title:


                                       EACH SUBSIDIARY GUARANTOR LISTED ON
                                       SCHEDULE I HERETO,

                                       by
                                         ----------------------------
                                         Name:
                                         Title:


                                       THE CHASE MANHATTAN BANK, as
                                       Administrative Agent,

                                       by
                                         ----------------------------
                                         Name:
                                         Title:

                                                                         ANNEX I
                                               to the Indemnity, Subrogation and
                                                          Contribution Agreement



                                    SUPPLEMENT  NO.  dated as of , 199_,  to the
                           Indemnity, Subrogation and Contribution Agreement dated as of August 25, 1999 (as amended and supplemented through the date hereof, the "Indemnity, Subrogation and Contribution Agreement"), among ETHAN ALLEN INC., a Delaware corporation (the "Borrower"), certain subsidiaries of the Borrower (the "Subsidiary Guarantors") and THE CHASE MANHATTAN BANK, as administrative agent (the "Administrative Agent").


         A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement.

         B. The Borrower and the Subsidiary Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to extend credit to, and to induce the Issuing Bank to issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement. The Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. Pursuant to the Credit Agreement, the under signed Subsidiary (the "New Subsidiary Guarantor") is required to become a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement. The New Subsidiary Guarantor desires to become a Subsidiary Guarantor and Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to continue to extend credit and the Issuing Bank to issue Letters of Credit under the Credit Agreement and as consideration therefor.

         Accordingly, the Administrative Agent and the New Subsidiary Guarantor agree as follows:

         SECTION 1. In accordance with the Indemnity, Subrogation and Contribution Agreement, the New Subsidiary Guarantor by its signature hereto shall become a Subsidiary Guarantor and Guarantor under the Indemnity,
Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and Guarantor and the New Subsidiary Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Subsidiary Guarantor and Guarantor thereunder. Each reference to a "Guarantor" or a "Subsidiary Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Subsidiary Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

         SECTION  2.  This   Supplement   shall   become   effective   when  the
Administrative Agent shall have received a counterpart of this Supplement executed on behalf of the New Subsidiary Guarantor.

         SECTION 3. The New Subsidiary Guarantor hereby represents and warrants that (i) this Supplement has been duly authorized, executed and delivered by the New Subsidiary Guarantor and con stitutes a legal, valid and binding obligation of the New Subsidiary Guarantor, enforceable against it in accordance with its terms, and (ii) set forth under its signature hereto is its address for purposes of notices under the Indemnity, Subrogation and Contribution Agreement, which information supplements Schedule I to the Indemnity, Subrogation and Contribution Agreement and shall be deemed a part thereof for all purposes of the Indemnity, Subrogation and Contribution Agreement.

         SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect in accordance with its terms.

         SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remain ing provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions herein with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         SECTION  8.  The New  Subsidiary  Guarantor  agrees  to  reimburse  the
Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees and expenses of counsel for the Administrative Agent.


         IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.


                                       [NAME OF NEW SUBSIDIARY GUARANTOR],

                                        by


                                        Title
                                        Address-------------------------
                                               -------------------------
                                               -------------------------


                                       THE CHASE MANHATTAN BANK, as
                                       Administrative Agent,

                                       by

                                       Title